UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 16, 2014

Compressco Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-35195	94-3450907
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

101 Park Avenue, Suite 1200
Oklahoma City, Oklahoma 73102
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (405) 677-0221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation

On May 16, 2014, Compressco Partners, L.P. (the “Partnership”) drew down a total of $4.0 million on its asset-based revolving credit facility under the Credit Agreement dated October 15, 2013, with JPMorgan Chase Bank, N.A., Bank of America, N.A., and PNC Bank, National Association, as lenders, and JPMorgan Chase Bank, N.A. as Administrative Agent (the “ABL Credit Agreement”). The other borrowers under the ABL Credit Agreement (in addition to the Partnership) are Compressco Partners Operating, LLC, Compressco Partners Sub, Inc., Compressco Holdings, LLC, Compressco Leasing, LLC, Compressco Field Services International, LLC, and Compressco International, LLC (collectively, the "Borrowers"), each a wholly owned subsidiary of the Partnership. See below for a further discussion of the Partnership’s asset-based revolving credit facility (the "ABL Credit Facility"). The Partnership intends to use these proceeds to fund ongoing capital expenditures. Subsequent to the borrowing, the Partnership had approximately $36.7 million outstanding under the ABL Credit Facility.

Pursuant to the terms of the ABL Credit Agreement, the ABL Credit Facility includes a maximum credit commitment of $100.0 million, is available for letters of credit (at a sublimit of $20.0 million) and has a $30.0 million uncommitted expansion feature. The actual maximum credit availability under the ABL Credit Facility varies from time to time and is determined by calculating the applicable borrowing base, which is based upon applicable percentages of the values of eligible accounts, eligible inventory and eligible equipment minus reserves as determined necessary by the Administrative Agent, all as specified in the ABL Credit Agreement. Amounts borrowed under the ABL Credit Facility, including the advance reported above, are due and payable, together with all unpaid interest, fees and other obligations, on October 15, 2017 or earlier upon early repayment by the Partnership or exercise by the lender of its rights under the ABL Credit Facility.

The approximately $36.7 million of borrowings under the ABL Credit Agreement bear interest at a weighted average rate of 2.52% per annum. Generally, borrowings under the ABL Credit Agreement bear interest at a rate per annum equal to, at the Partnership’s option, either (a) LIBOR (adjusted to reflect any required bank reserves) for an interest period equal to one, two, three or six months (as selected by the Partnership) plus a margin of 2.25% per annum or (b) a base rate determined by reference to the highest of (1) the prime rate of interest announced from time to time by JPMorgan Chase Bank, N.A. or (2) LIBOR (adjusted to reflect any required bank reserves) for a one-month interest period plus 2.50% per annum. In addition to paying interest on outstanding principal under the ABL Credit Agreement, the Partnership is required to pay a commitment fee, in respect of the unutilized commitments thereunder, of 0.375% per annum, paid quarterly in arrears. The Partnership is also required to pay a customary letter of credit fee equal to the applicable margin on revolving credit LIBOR loans and fronting fees.

The foregoing description of the ABL Credit Agreement, as amended, is qualified in its entirety by reference to the full text of the ABL Credit Agreement, a copy of which was attached as Exhibit 10.1 to the Form 8-K filed with the Securities and Exchange Commission on October 18, 2013, and which is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

The Partnership has prepared presentation materials (the “Presentation Materials”) that management intends to use from time to time on and after May 20, 2014, in presentations about the Partnership’s operations and performance. The Partnership may use the Presentation Materials in presentations to current and potential investors, lenders, creditors, insurers, vendors, customers, employees and others with an interest in the Partnership and its business. The Presentation Materials are furnished as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference. The Presentation Materials will also be posted in the Investor Relations section of Compressco Partners’ website at www.compressco.com.

The information contained in the Presentation Materials is summary information that should be considered within the context of the Partnership’s filings with the Securities and Exchange Commission and other public announcements that Compressco Partners may make by press release or otherwise from time to time. The Presentation Materials speak as of the date of this Current Report on Form 8-K. While Compressco Partners may elect to update the Presentation Materials in the future or reflect events and circumstances occurring or existing after the date of this Current Report on Form 8-K, the Partnership specifically disclaims any obligation to do so.

Use of Non-GAAP Financial Information

The Partnership has included in the Presentation Materials financial measures that are prepared in accordance with generally accepted accounting principles, or “GAAP.” To help understand the Partnership’s past financial performance and future results, the Partnership has supplemented the financial results that it provides in accordance with GAAP included in the Presentation Materials with disclosures concerning EBITDA, distributable cash flow and distribution coverage ratio, which are non-GAAP financial measures. The methods the Partnership uses to produce these non-GAAP financial measures may differ from the methods used by other companies. EBITDA, distributable cash flow and distribution coverage ratio are not measures of financial performance under GAAP and the Partnership’s reference to these non-GAAP financial measures should be considered in addition to results that are prepared under GAAP and should not be considered substitutes for financial results that are presented as consistent with GAAP. The Partnership’s management uses supplemental non-GAAP financial information internally to understand, manage and evaluate the Partnership’s business, to make operating decisions and for planning and forecasting purposes. Reconciliations to the nearest GAAP financial measures of the non-GAAP financial measures are included in the Presentation Materials attached hereto as Exhibit 99.1.

The information furnished in this Item 7.01 and in Exhibit 99.1 to this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Presentation Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Compressco Partners, L.P.
By:	Compressco Partners GP Inc., its general partner
By:	/s/Ronald J. Foster
Ronald J. Foster
President
Date: May 20, 2014

EXHIBIT INDEX

Exhibit Number	Description
99.1	Presentation Materials

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